NASDAQ: ATRS Investor Presentation January 2017 EX 99.1

Safe Harbor Statement This presentation contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that can cause actual results to differ materially from those described. Factors that may cause such differences include, but are not limited to: Teva Pharmaceutical’s (Teva) ability to successfully commercialize VIBEX® Sumatriptan Injection USP and revenue from the same; continued growth of prescriptions and sales of OTREXUP®; the results of the phase 3 studies for QuickShot® Testosterone (QST) and acceptance of the data by the U.S. Food and Drug Administration (FDA), acceptance of the NDA submitted for QST by the FDA and FDA approval of the same, FDA approval of Teva’s Abbreviated New Drug Application (ANDA) filed for the Exenatide pen (generic version of Byetta) and future revenue from the same; the outcome of the pending patent litigation between Eli Lilly and Company and Teva regarding the Teriparatide multi-dose pen (generic version of Forteo), the timing and approval by the FDA of Teva’s ANDA for the Teriparatide multi-dose pen and any future revenue resulting therefrom; Teva’s ability to adequately and timely respond to the Complete Response Letter received from the FDA for the VIBEX® epinephrine pen ANDA and approval by the FDA of the same, the timing and therapeutic equivalence rating thereof, and any future purchase orders and revenue pre or post FDA approval; the timing and results of the development project with AMAG Pharmaceuticals for an auto injector for Makena; the timing and results of research projects, clinical trials, and product candidates in development; actions by the FDA or other regulatory agencies with the respect to the Company’s products or product candidates of its partners; continued growth in product, development, licensing and royalty revenue; the Company’s ability to obtain financial and other resources for its research, development, clinical, and commercial activities and other statements regarding matters that are not historical facts, and involve predictions. These statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance, achievements or prospects to be materially different from any future results, performance, achievements or prospects expressed in or implied by such forward-looking statements. In some cases you can identify forward-looking statements by terminology such as ''may'', ''will'', ''should'', ''would'', ''expect'', ''intend'', ''plan'', ''anticipate'', ''believe'', ''estimate'', ''predict'', ''potential'', ''seem'', ''seek'', ''future'', ''continue'', or ''appear'' or the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Additional information concerning these and other factors that may cause actual results to differ materially from those anticipated in the forward-looking statements is contained in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2015, and in the Company's other periodic reports and filings with the Securities and Exchange Commission. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this presentation. All forward-looking statements are based on information currently available to the Company on the date hereof, and the Company undertakes no obligation to revise or update these forward-looking statements to reflect events or circumstances after the date of this presentation, except as required by law. ©2017 Copyright Antares Pharma, Inc. All Rights Reserved.

Antares Pharma A Growing, Revenue Generating State-of-the-Art Specialty Pharmaceutical Company An Innovative Leader In Self-Administered Injection Technology Two combination products approved and on the market (OTREXUP®, Sumatriptan) Three ANDA drug device combination products under review with first to file status (Epinephrine pen, Exenatide, Teriparatide) One Drug Device Combination Product in Advanced Clinical Development (AMAG’s Makena®) One NDA For a Drug Device Combination Product under active review at the FDA (QST) Novel Drug Delivery Technology Can Provide Life Cycle Management Solutions Auto-injector platform Multi-dose pen platform

Diverse Pipeline of Proprietary and Partnered Products

Product Overview						
Product	**Brand/Partner**	**Device**	**Drug**	**Indications**	**Development/ Approval Status**	**Financial Consideration**
OTREXUP™	antares	Vibex	Methotrexate (MTX)	RA; pJIA Psoriasis	US launch 2014	Proprietary Product Sales Launched with in-house sales force
VIBEX® QS T	antares	QS Vibex	Testosterone	Testosterone Deficiency	NDA submitted 12/16	Proprietary Detail Urologist and Endocrinologist – Potential Partner for Primary Care
VIBEX® QS M	antares	QS Vibex	Undisclosed	Undisclosed (CNS)	Pre-clinical Development	Proprietary
VIBEX® Sumatriptan	TEVA	Vibex	Sumatriptan (Imitrex®)	Migraine Headaches	US approval 2015; Launched 6/27/16	Device sales at cost, net profit 50/50 split
VIBEX® Epinephrine	TEVA	Vibex	Epinephrine	Anaphylaxis	ANDA under active FDA review	Margin on device sales, mid-to-high single digit sales royalties
Exenatide	TEVA	Pen Injector	Exenatide (Byetta®)	Type II Diabetes	ANDA under FDA review Potential launch 10/17	Transfer price plus margin on device sales, high single-to-mid teens sales royalties
Teriparatide	TEVA	Pen Injector	Teriparatide (Forteo®)	Osteoporosis	ANDA under FDA review Approved in Europe 12/16	Transfer price plus margin on device sales, high single-to-mid teens sales royalties
Makena®	amag	QS Vibex	Hydroxy-progesterone caproate	Pre-term Birth	sNDA expected in Q2 2017	Margin on device sales, mid-to-high single digit sales royalties, sales milestones
ZOMA-Jet™	FERRING PHARMACEUTICALS	Needle-free	hGH 5, 10mg	Growth Retardation	US 10mg approval 2015	Margin on device sales, mid-to-high single digit sales royalties
ZOMA-Jet™	FERRING PHARMACEUTICALS	Needle-free	hGH 4, 10mg	Growth Retardation	EU, APAC approval	Margin on device sales, low single digit sales royalties
Twin-Jector®	JCR	Needle-free	hGH 5mg	Growth Retardation	Japan approval	Margin on device sales, mid single digit sales royalties
Elestrin®	MEDA	Gel	Estradiol gel	Menopause	US approval 2006	Mid-single digit sales royalties
Gelnique	Allergan	Gel	Oxybutynin chloride	Overactive Bladder	US approval 2011	Low double-digit sales royalties

Represents proprietary product

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2016 Accomplishments QuickShot® Testosterone NDA submitted December 21, 2016 Sumatriptan mid-year launch by Teva Growth of OTREXUP® +11% Through the first 9 months of 2016 Alliance Business progress: Makena® life cycle management collaboration with AMAG – PK study ongoing, AMAG expects sNDA submission Q217 Continued progress on pipeline products (Exenatide, Teriparatide, Epinephrine) resulting in increased product and development revenue

NDA Filing For QuickShot® Testosterone NDA submitted December 21, 2016 Possible launch in late 2017 / early 2018 Final safety and pain data from 26 and 52 week studies reported QuickShot® Testosterone

STEADY Summary – QST-13-003 7 The majority of patients achieved mean TT Cavg168h within the defined range at Week 12 TT concentrations <300 ng/dL were observed in less than 3% in any SCTE-AI dose group Overall patient satisfaction with injections, sexual function and mood improved from baseline and majority of patients reported no injection related pain No patients had TT maximal concentrations ≥ 1500 ng/ dL at Week 12, regardless of SCTE-AI dose Treatment was generally well tolerated with increased hematocrit, increased PSA, and injection-site bruising Overall, the mean Week 12 TT Cavg168h was 553.3 ng/ dL (ranging from 483.2 ng/ dL to 741.4 ng/ dL )

QST-13-003 - Mean Testosterone Ctrough Over 52 Weeks 6 12 18 26 38 52 Week 1, pre-dose

Median treatment compliance was 100% 1,510 of 1,519 (99.4%) of observed injections in the 52 week study were reported as painless Satisfaction with self-injections, ease-of-use, self-image, and injection site reactions increased from Baseline to Week 12 Overall improvement was observed across all Psychosexual Daily Questionnaire (PDQ) domains, including sexual desire, enjoyment, performance, mood and in erection quality from Baseline to Week 26 Patient Compliance and Satisfaction 9

Testosterone Therapy Innovation QST

Testosterone Replacement Market: 2015-16 Retail Prescriptions 11 Symphony Health Solutions: Phast IDV 2016 2015

Sumatriptan Injection USP Launch 4mg & 6mg doses commercially available 7/1/16 Q316 revenue of $3.4 million generated from the shipment of finished product to Teva - $6.3 million shipped year-to-date 50/50 profit split with Teva Antares produces final packaged product & sells to Teva at cost Teva distributes to market; profit split to Antares will be recorded as product revenue on a one quarter delay Latest weekly TRx market share 22%* VIBEX® Sumatriptan *Source: Symphony Health Solutions w/e 1/6/17

OTREXUP® First approved methotrexate for subcutaneous injection in the U.S. Single-use, disposable & easy to use Collar activated, no push button, easy to grip and virtually painless Needle guard prevents accidental sticks Audible click followed by red indicator to confirm injection is complete Approved in 7.5, 10,12.5, 15, 17.5, 20, 22.5 & 25 mg color-coded doses

OTREXUP® Growth Q316 Revenues of $3.9 million +9% vs. Q315, and nine month year-to-date 2016 revenue of $11 million +11% vs. same period last year Committed to growing OTREXUP®: Making it easier for patients and physicians to get Otrexup Modifying certain sales and marketing tactics to focus on product pull through and reimbursement Take advantage of new interim dosage strengths

Near Term Alliance Business Opportunities Epinephrine Exenatide Makena 15 Teriparatide

VIBEX® Epinephrine

- Teva filed ANDA amendment with FDA in December 2014, Complete Response Letter (CRL) issued February 2016, Teva and Antares working together to answer FDA questions
- Shipped $1.1 million in devices to Teva in Q316 and ~$18 million to date
- Agreement with Teva – ATRS will receive margins on device sales and mid-to-high single digit royalty on overall product sales
- High visibility for the need of a generic EpiPen®

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making medicines better™ feel
EpiPen® is a registered trademark of the Mylan Companies
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Generic Byetta® (exenatide) Multi-Dose Pen

- **Teva announced settlement with AstraZeneca and Amylin which allows Teva to launch on October 15, 2017, pending FDA approval**
- **Teva filed ANDA in December 2014 and it is under review – Antares believes Teva has first to file status and 180 day marketing exclusivity**
- **Symphony retail sales of Byetta in 2015 ~$300 million**
- **Managed care plans may require Bydureon patients (extended release Byetta) to step through generic Byetta; Symphony 2015 retail sales of Bydureon ~$1 billion**
- **ATRS will supply devices at reasonable margin plus receive high single digit to mid-teens royalty on Teva end sales**

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making medicines feel better™
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Generic Forteo® (teriparatide) Multi-Dose Pen Teva ANDA accepted by FDA 2/16; Lilly filed a lawsuit in response to Teva’s Paragraph IV notice, 30 month stay expires in August 2018. Lilly has agreed not to sue Teva on the device patent (which expires in 2025) - last to expire patent is now August 2019* In December, ATRS announced the successful completion of Teva’s decentralized registration process for teriparatide in Europe. Teriparatide injection is the first product approved using ATRS multi-dose pen technology Based on available information, Antares believes Teva may have first to file status and may be entitled to 180 day marketing exclusivity ATRS will supply devices at reasonable margin plus receive high single digit to mid-teens royalty on Teva end sales *Bloomberg Intelligence Litigation Watch: Eli Lilly Forteo Suit

Makena® - Continued Progress Toward Q217 sNDA Filing

- AMAG/Makena® alliance began in 2014
- Antares is using the QuickShot device to develop a once-weekly subcutaneous injection of Makena
  - Potentially better patient compliance
  - Potentially easier administration
  - Currently administered IM with a large-gauge needle from a single dose vial, Auto-injector product sub-Q through a fine-gauge needle.
- Makena 2016 revenue was ~$333-$336* million, expected to grow to ~$410-$440* in 2017
- First patients dosed in definitive PK study on 10/12/16 - AMAG estimates sNDA filing in 2Q17
- ATRS will supply devices at reasonable margin plus receive high single to low double digit royalties and sales milestones

*AMAG Revenue Guidance updated 1/9/17

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making medicines better™ feel
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Device Technology Platforms Allow For Multiple Product Development and Business Alliance Opportunities

Third Quarter 2016 Revenue Mix Three Months Ended Sep 30 Increase 2016 2015 (Decrease) OTREXUP $ 3,904 $ 3,593 9% Auto injector and pen injector devices 5,944 3,240 83% Needle-free injector devices & components 1,202 1,194 1% Total Product Sales 11,050 8,027 38% Development revenue 2,101 2,608 -19% Licensing revenue 39 43 -9% Royalties 289 408 -29% Total Revenue $ 13,479 $ 11,086 22%

Third Quarter 2016 Financial Results Three Months Ended Sep 30 Increase 2016 2015 (Decrease) Total Revenue $ 13,479 $ 11,086 22% Cost of Revenue 8,034 5,100 58% Gross Profit 5,445 5,986 -9% % Revenues 40% 54% Research & Development 5,958 5,142 16% Selling, General & Administrative 5,623 6,611 -15% Total Operating Expenses 11,581 11,753 -1% Operating Loss (6,136) (5,767) 6% Other Income (Expense) 15 29 -50% Net Loss (6,121) (5,738) 7% Loss Per Share $ (0.04) $ (0.04)

Year-to-Date 2016 Financial Results Nine Months Ended Sep 30 Increase 2016 2015 (Decrease) Total Revenue $ 38,026 $ 33,854 12% Cost of Revenue 22,128 13,482 64% Gross Profit 15,898 20,372 -22% % Revenues 42% 60% Research & Development 15,555 14,089 10% Selling, General & Administrative 20,241 20,254 - Total Operating Expenses 35,795 34,343 4% Operating Loss (19,897) (13,971) 44% Other Income (Expense) 58 (61) - Net Loss (19,839) (14,032) 41% Loss Per Share $ (0.13) $ (0.10)

Investment Considerations A growing, revenue generating company – $13.5 million in Q316 and $38.0 million through the nine month period ended 9/30/16 2016 Accomplishments: QST NDA submission to FDA December 21st Sumatriptan Injection USP launched – TRx share after 6 months - ~22% Growth of OTREXUP™ +11% through Q316 Progress in Alliance Business and pipeline projects (Epinephrine, Exenatide, Makena®, Teriparatide) Potential for five regulatory approvals over the next two years: 2017 – Exenatide, QST, Epinephrine and Makena 2018 – Teriparatide (approved in Europe 12/16) Strong balance sheet – $31.8 million in cash and investments and no debt at September 30, 2016

NASDAQ: ATRS Investor Presentation January 2017